UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Storage Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material regarding Proposal 3, a stockholder proposal, in Storage Technology Corporation’s Proxy Statement dated March 21, 2005 is being provided supplementally to stockholders upon request:

StorageTek has in place significant safeguards to protect the interests of our stockholders through our strong corporate governance policies that we believe make cumulative voting unnecessary. In addition to meeting all applicable NYSE standards, we go beyond the basics, including:

o	All directors are elected annually (no staggered board)
o	We do not have a poison pill
o	All directors, other than the CEO, are independent under NYSE rules
o	Stockholders have the right to call a special meeting and act by written consent
o	We do not have a dual-class capital structure
o	Our Board does not have sole right to alter size of board beyond a range established by stockholders